                                                                  CONFORMED COPY

                                VOTING AGREEMENT


         VOTING AGREEMENT dated as of March 7, 2000, by and among THINKING TOOLS, INC., a Delaware corporation ("TTI"), Thinking Technologies, L.P. ("Technologies"), Fred Knoll ("Knoll"), TRITIUM NETWORK, INC., a Delaware Corporation ("Tritium") and the stockholders of Tritium whose names appear on the signature pages hereof (the "Stockholders" or individually, each a "Stockholder").

                               W I T N E S S E T H

         WHEREAS, contemporaneously herewith TTI, StartFree.com, Inc., a Delaware corporation and a wholly-owned subsidiary of TTI ("Purchaser"), Tritium and Michael W. Lee, a stockholder of Tritium, entered into an Asset Purchase Agreement and Plan of Reorganization dated as of the date hereof (the "Asset Purchase Agreement") pursuant to which, among other things, Purchaser will agree to purchase from Tritium all right, title and interest of Tritium in and to Tritium's business and substantially all of Tritium's assets; and

         WHEREAS, pursuant to Section 6.5 of the Asset Purchase Agreement and as a condition to and in consideration for TTI and Purchaser entering into the Asset Purchase Agreement, TTI and Purchaser are requiring Tritium and the Stockholders to execute and deliver to TTI this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

         SECTION 1. Representations.

         1.1 By TTI. TTI represents to Tritium and each Stockholder that:

                  (a) The execution, delivery and performance by TTI of this Agreement and all transactions contemplated in this Agreement have been duly authorized by all action required by law, the Certificate of Incorporation of TTI, as restated and amended from time to time (the "Charter"), the By-laws of TTI (the "By-laws") or otherwise.

                  (b) This Agreement has been duly executed and delivered by TTI and constitutes the legal, valid and binding obligation of TTI enforceable against it in accordance with its terms.

         1.2 By Tritium, Technologies, Knoll and the Stockholders. Tritium, Technologies, Knoll and each Stockholder, as to itself or himself, represents to each of the other parties that:


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                  (a) The execution, delivery and performance by Tritium,
Technologies, Knoll and such Stockholder of this Agreement and all transactions contemplated in this Agreement have been duly authorized by all action required by law, and, if applicable, by the certificate of incorporation and by-laws, partnership agreement or other governing instrument of Tritium, Technologies, Knoll and such Stockholder.

                  (b) This Agreement has been duly executed and delivered by Tritium, Technologies, Knoll and such Stockholder and constitutes the legal, valid and binding obligation of Tritium, Technologies, Knoll and such Stockholder enforceable against it or him in accordance with its terms.

         SECTION 2. Legend on Shares and Notice of Transfer.

         2.1 Restrictive Legends. (a) Each certificate evidencing shares of the voting capital stock of TTI (the "Shares"), and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW.

                  (b) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall also be stamped or otherwise imprinted with a legend in substantially the following form:

         ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT DATED AS OF MARCH 7, 2000, AS IT MAY BE AMENDED FROM TIME TO TIME, AMONG THINKING TOOLS, INC., THE HOLDER OF RECORD OF THIS CERTIFICATE AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THINKING TOOLS, INC.




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         SECTION 3. Election of Directors.

         3.1 Voting for Directors. At each annual meeting of the stockholders of TTI and at each special meeting of the stockholders of TTI called for the purposes of electing directors of TTI, and at any time at which stockholders of TTI shall have the right to, or shall, vote for or consent to the election of directors, then, in each such event, Tritium, Technologies and each Stockholder shall vote all Shares now owned or hereafter acquired by Tritium, Technologies or such Stockholder (or controlled as to voting rights) by it, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise and Knoll shall vote all shares of Series B Preferred Stock, $.001 par value per share ("Preferred Shares") owned by Knoll:

                  (a) to fix and maintain the number of directors on the Board of Directors of TTI (the "Board") at nine (9);

                  (b) to elect to the Board five (5) directors ("Series B Directors") designated by the holders of the Series B Preferred Stock, $.001 par value per share or, if such Series B Preferred Stock has been converted, Fred Knoll ("Series B Preferred Stock");

                  (c) to elect to the Board two (2) directors ("Lee Directors") designated by Michael W. Lee, on behalf of Tritium or the Stockholders.

         3.2 Cooperation of TTI. TTI shall use its best efforts to effectuate the purposes of this Section 3, including promoting the adoption of any necessary amendment of the By-Laws and the Charter.

         3.3 Notices. TTI shall provide Tritium, Technologies, Knoll and the Stockholders with at least twenty (20) days' prior notice in writing of any intended mailing of notice to the stockholders of TTI for a meeting at which directors are to be elected, and such notice shall include the names of the persons designated pursuant to this Section 3. In the absence of any notice from TTI, the director(s) then serving and previously designated by them shall be renominated.

         3.4 Removal and Vacancy. Except as otherwise provided in this Section 3, neither Technologies, Knoll, Tritium nor any Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 3 unless the party who designated such director (the "Designating Party") shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating parties shall likewise so vote. Each of Tritium, Technologies and the Stockholders shall vote all Shares of TTI owned or controlled by Tritium, Technologies and such Stockholders and Knoll shall vote all Preferred Shares owned by Knoll, in accordance with each such new designation, and no such vacancy shall be filled in the absence of a new designation by the original Designating Party.

         3.5 Committee Designees. The Company agrees to designate both a Series B Director and a Lee Director to serve on the Compensation Committee of the Board, and if such person is



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removed to elect another such member designated by the holders of the Series B
Preferred Stock or Michael Lee, as the case may be.

         SECTION 4. Increase in Authorized Shares. Tritium, Technologies and the Stockholders agree to vote all of the Shares now owned or hereafter acquired by Tritium, Technologies or such Stockholder to effect any and all amendments to the Certificate of Incorporation of TTI (the "Amendment") to increase the authorized shares of capital stock to 80,000,000, consisting of 75,000,000 shares of Common Stock of TTI, $.001 par value per share, and 5,000,000 shares of Preferred Stock of TTI, $.001 par value per share, which increase is necessary to effect the transactions contemplated by the Asset Purchase Agreement.

         SECTION 5. Amendment to Option Plan. Tritium, Technologies and the Stockholders hereby agree to vote all of the Shares now owned or hereafter acquired by Tritium, Technologies or such Stockholder to amend TTI's 1997 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock, $.001 par value per share, authorized to be issued under the Plan from 600,000 to 3,000,000 shares.

         SECTION 6. Duration of Agreement. The rights and obligations of each of Tritium, Technologies, Knoll and Stockholder under this Agreement and the covenants hereunder to Tritium, Technologies, Knoll and that Stockholder shall terminate two (2) years from the date of TTI's next Annual Meeting of Stockholders (but in no event later than December 31, 2002). Following the vote with respect to the actions set forth in Section 4, this Agreement shall terminate with respect to any shares which are sold by a party hereto on the open market in a brokers' transaction which complies with Rule 144.

         SECTION 7. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach; and/or an action for specific performance of any such covenant or agreement contained in this Agreement and/or a temporary or permanent injunction, in any case without showing any actual damage. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported disposition of the Shares (a "Transfer") in violation of the provisions of this Agreement shall be void ab initio.

         SECTION 8. Successors and Assigns; Restrictions on Transfer. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of TTI, Tritium, Technologies, Knoll, each of the Stockholders and the respective successors or heirs and personal representatives and permitted assigns of TTI, Tritium, Knoll, Technologies and each of the Stockholders. Tritium and each Stockholder agrees further that, it shall not Transfer any Shares to any Person not a party to this Agreement unless such Person contemporaneously with such


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Transfer executes and delivers to TTI an agreement to be bound by Tritium and the Stockholders' obligations hereunder, whereupon such Person shall have the same obligations as Tritium and the Stockholders under this Agreement. Following the vote with respect to the actions set forth in Section 4, nothing contained in this Agreement shall be deemed to restrict the ability of any party to sell his, her or its Shares on the open market in a brokers's transaction which complies with Rule 144.

         SECTION 9. Entire Agreement. This Agreement, the Asset Purchase Agreement, the Charter and the By-Laws contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior stockholders' agreements and all other prior and contemporaneous arrangements or understandings with respect thereto.

         SECTION 10. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, duly sent by first class registered or certified airmail, postage prepaid, or telecopied, addressed or telecopied to such party at the address or telecopier number set forth below, or such other address or telecopier number as may hereafter be designated in writing by the addressee; provided, however, that if the Stockholder is foreign, notice shall be sent by both air courier and telecopied to such Stockholder:

          (a)     If to TTI, Technologies or Knoll:

                  Thinking Tools, Inc.
                  c/o Knoll Capital Management
                  200 Park Avenue, Suite 3900
                  New York, New York  10166
                  Attention:  Moshe Zarmi
                  Telecopier:  (212) 808-7475

                  with a copy to:

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York   10036
                  Attention:  Alison Newman, Esq.
                  Telecopier:  (212) 479-6275

         (b)      If to Tritium or the Stockholders:

                  Tritium Network, Inc.
                  9356 Montgomery Road, Suite 200
                  Cincinnati, Ohio  45242
                  Attention:  Michael W. Lee
                  Telecopier No.:  (513) 699-1305


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                  with a copy to:

                  Cors & Bassett
                  537 East Pete Rose Way
                  Suite 400
                  Cincinnati, OH 45202
                  Attention: Elizabeth Horwitz, Esq.
                  Telecopier: (513) 852-8222

         All such notices, requests, consents and communications shall be deemed to have been given (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopier transmission, on the date on which the sender receives machine confirmation of such transmission, and (c) in the case of mailing, on the fifth (5) Business Day following the date of such mailing. For purposes of this Section 10, "Business Day" shall mean any day that is not a Saturday or Sunday or a day when banks located in the City of New York are authorized or required to be closed.

         SECTION 11. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be executed by any one or more parties hereto, by the delivery of signature pages, schedules, exhibits, certificates or other documents provided for herein which are transmitted by facsimile, provided that each party agrees to provide the original of any such faxed documents at the request of any party.

         SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         SECTION 13. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         SECTION 14. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Voting Agreement on the date first above written, in the case of corporations by their respective officers thereunto duly authorized.


                                      THINKING TOOLS, INC.


                                      By: /s/ Moshe Zarmi
                                          --------------------------------------
                                          Name: Moshe Zarmi
                                          Title: President

                                      TRITIUM NETWORK, INC.


                                      By: /s/ Michael W. Lee
                                          --------------------------------------
                                          Name: Michael W. Lee
                                          Title: President

                                      THINKING TECHNOLOGIES, L.P.


                                      By: /s/ Fred Knoll
                                          --------------------------------------
                                          Name: Fred Knoll
                                          Title: General Partner


                                      STOCKHOLDERS:


                                      /s/ Michael W. Lee
                                      ------------------------------------------
                                      Michael W. Lee

                                      GREEN VENTURES INVESTMENT TRUST I


                                      By: /s/ C.T. Lee
                                          --------------------------------------
                                          Name: C.T. Lee a/k/a Chin-Tai Lee
                                          Title:






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                                          GREEN VENTURES INVESTMENT TRUST II


                                          By: /s/ Cindy Lee aka Cindy S.C. Lee
                                              ----------------------------------
                                              Name: Cindy Lee aka Cindy S.C. Lee
                                              Title:


                                          /s/ Jeff Gronek
                                          --------------------------------------
                                          Jeff Gronek

                                          /s/ Joseph Leo Groneck
                                          --------------------------------------
                                          Joseph Leo Groneck

                                          /s/ Stacey J. Schacter
                                          --------------------------------------
                                          Stacey J. Schacter

                                          JASOCO, INC.


                                          By: /s/ Jeffrey P. Harris, President
                                              ----------------------------------
                                              Jeffrey P. Harris, President


                                          /s/ Ray Price
                                          --------------------------------------
                                          Ray Price


                                          /s/ David Enderle
                                          --------------------------------------
                                          David Enderle


                                          /s/ Renae Norton
                                          --------------------------------------
                                          Renae Norton


                                          /s/ Roger Lee
                                          --------------------------------------
                                          Roger Lee


                                          /s/ Nancy Welch
                                          --------------------------------------
                                          Nancy Welch


                                          /s/ Gordon Griffiths
                                          --------------------------------------
                                          Gordon Griffiths


                                          /s/ Fred Knoll
                                          --------------------------------------
                                          Fred Knoll


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